As filed with the Securities and Exchange Commission on April 18, 2002

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                           NEWMONT MINING CORPORATION
                  (Exact name of Registrant as specified in its
                                    charter)

                               -----------------

    Delaware                  1700 Lincoln Street                84-1611629
(State or other              Denver, Colorado 80203           (I.R.S. Employer
jurisdiction of)                 (303) 863-7414              Identification No.)
 incorporation               (Address of principal
or organization                executive offices)

                               ------------------

                   NEWMONT RETIREMENT SAVINGS PLAN (NON-UNION)
                NEWMONT RETIREMENT SAVINGS PLAN FOR HOURLY-RATED
                                    EMPLOYEES
                              (Full Title of Plan)

                               ------------------

                              Britt D. Banks, Esq.
                           Newmont Mining Corporation
                               1700 Lincoln Street
                             Denver, Colorado 80203
                                 (303) 863-7414
                      (Name, address and telephone number,
                   including area code, of agent for service)

                               ------------------

                                   Copies to:
                             Maureen Brundage, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200

                               ------------------

                                          CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                      Proposed maximum      Proposed maximum
       Title of each class of         Amount to be   offering price per    aggregate offering       Amount of
      securities to registered         registered         share (1)             price (1)        registration fee
------------------------------------- -------------- -------------------- ---------------------- -----------------
Common Stock, $1.60 par value (and
associated Preferred Stock Purchase
Rights) .......................       3,000,000       $27.96               $83,880,000            $7716.96
==================================================================================================================

(1)  Estimated  solely for the purpose of  calculating  the  registration  fee in accordance  with Rules 457(h) and
     457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange, Inc. on April 16, 2002.

          Pursuant to the Securities Act of 1933, as amended, the contents of the Registrant's Registration Statement on Form S-8 (No. 33-69145), as amended by Post-Effective Amendment No. 1 thereto, are incorporated herein by reference.

Item 8. Exhibits.

Exhibit
Number         Description of Documents

5 Opinion of White & Case LLP, counsel to the Registrant, dated April 15, 2002 with respect to the legality of the Common Stock being registered.

23.1           Consent of Arthur Andersen LLP.

23.2           Consent of PricewaterhouseCoopers LLP.

23.3           Consent of Deloitte, Touche, Tohmatsu.

23.4 Consent of White & Case LLP (included in Exhibit 5 to the Registration Statement).

24             Power of Attorney of certain officers and directors.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 18th day of April, 2002.

                                       NEWMONT MINING CORPORATION

                                       By /s/ Britt D. Banks
                                         ---------------------------------------
                                         Name:   Britt D. Banks
                                         Title:  Vice President, General Counsel
                                                 and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                             Title                       Date

----------------------
    Glen A. Barton                    Director                    April 18, 2002

           *
----------------------
  Vincent A. Calarco                  Director                    April 18, 2002

           *
----------------------
   Ronald C. Cambre                   Director                    April 18, 2002

           *
----------------------
  James T. Curry, Jr.                 Director                    April 18, 2002

           *
----------------------
  Joseph P. Flannery                  Director                    April 18, 2002

----------------------
  Leo I. Higdon, Jr.                  Director                    April 18, 2002

           *
----------------------
    M. Craig Haase                    Director                    April 18, 2002

           *
----------------------
   Michael S. Hamson                  Director                    April 18, 2002

           *
----------------------
    Pierre Lassonde                   Director                    April 18, 2002

           *
----------------------
   Robert J. Miller                   Director                    April 18, 2002

           *                          Chairman of the Board
----------------------                and Chief Executive
    Wayne W. Murdy                    Officer
                                      (Principal Executive
                                      Officer)                    April 18, 2002


           *
----------------------
  Robin A. Plumbridge                 Director                    April 18, 2002

           *
----------------------
   John B. Prescott                   Director                    April 18, 2002

           *
----------------------
   Moeen A. Qureshi                   Director                    April 18, 2002

           *
----------------------
   Michael K. Reilly                  Director                    April 18, 2002

           *
----------------------
   Seymour Schulich                   Director                    April 18, 2002

           *
----------------------
   James V. Taranik                   Director                    April 18, 2002

/s/Bruce D. Hansen                    Senior Vice President
----------------------                and Chief Financial
  Bruce D. Hansen                     Officer
                                      (Principal Financial
                                      Officer)                    April 18, 2002

/s/Linda K. Wheeler                   Vice President and
----------------------                Controller
  Linda K. Wheeler                    (Principal Accounting
                                      Officer)                    April 18, 2002


*By/s/Britt D. Banks
   ----------------------------
   Britt D. Banks,
   as Attorney-in-fact

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Newmont Mining Corporation Retirement Savings Plan (Non-Union) and Newmont Mining Corporation Retirement Savings Plan for Hourly-Rated Employees has duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Denver and State of Colorado on the 18th day of April, 2002.


                                       NEWMONT MINING CORPORATION RETIREMENT
                                         SAVINGS PLAN (NON-UNION)

                                       By: /s/ Terry S. Roe
                                          --------------------------------------
                                          Terry S. Roe
                                          Administration Committee Member


                                       NEWMONT MINING CORPORATION RETIREMENT
                                         SAVINGS PLAN FOR HOURLY-RATED EMPLOYEES

                                       By: /s/ Terry S. Roe
                                          --------------------------------------
                                          Terry S. Roe
                                          Administration Committee Member

                                  EXHIBIT INDEX

Exhibit No.

5 Opinion of White & Case LLP, counsel to the Registrant, dated April 15, 2002 with respect to the legality of the Common Stock being registered.

23.1           Consent of Arthur Andersen LLP.

23.2           Consent of PricewaterhouseCoopers LLP.

23.3           Consent of Deloitte, Touche, Tohmatsu.

23.4 Consent of White & Case LLP (included in Exhibit 5 to the Registration Statement).

24             Power of Attorney of certain officers and directors.